Exhibit 1.1

                                8,000,000 SHARES

                          DURACELL INTERNATIONAL INC.

                            (A DELAWARE CORPORATION)

                                  COMMON STOCK

                           (PAR VALUE $.01 PER SHARE)


                            U.S. PURCHASE AGREEMENT
                            -----------------------

                                                                  March   , 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BEAR, STEARNS & CO. INC.
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1305
Ladies and Gentlemen:


    Duracell International Inc., a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule B hereto (the "Selling Stockholders"), confirm their agreements with Merrill Lynch & Co. of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. ("Bear Stearns"), CS First Boston Corporation ("CS First Boston"), Goldman, Sachs & Co. ("Goldman Sachs") and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch, Bear Stearns, CS First Boston and Goldman Sachs are acting as representatives (in such capacity, Merrill Lynch, Bear Stearns, CS First Boston and Goldman Sachs shall hereinafter be referred to as the "U.S. Representatives"), with respect to the sale by the Selling Stockholders, acting severally and not jointly, of 8,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth in Schedule A hereto (the "Initial U.S. Securities"). The Selling Stockholders grant to the U.S. Underwriters the option described in Section 2 to purchase all or any part of 1,200,000 additional shares in the aggregate (the "U.S. Option Securities") of Common Stock to cover over-allotments of the Initial U.S. Securities. The Initial U.S. Securities and the U.S. Option Securities to be purchased by the U.S. Underwriters are hereinafter called the "U.S. Securities."

    It is understood and agreed by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the sale by the Selling Stockholders of up to 2,000,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain managing underwriters outside the United States and Canada (the "Managers") for whom Merrill Lynch International Limited, Bear, Stearns International Limited, CS First Boston Limited and Goldman Sachs International Limited are acting as lead managers (the "Lead Managers") and the grant by the Selling Stockholders to the Managers of an option to purchase all or any part of 300,000 additional shares in the aggregate of Common Stock (the "International Option Securities") to cover over-allotments of the

Initial International Securities. The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." The U.S. Securities and the International Securities, collectively, are hereinafter called the "Securities."

    Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Selling Stockholders and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Selling Stockholders and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Securities will be governed by this U.S. Purchase Agreement (this "Agreement"), as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement.

    The initial public offering price and the purchase price with respect to the International Securities shall be set forth in a separate instrument (the "International Pricing Agreement"), the form of which is attached to the International Purchase Agreement. The price per security for the International Securities to be purchased by the Managers pursuant to the International Purchase Agreement shall be identical to the price per security for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.
    Two forms of prospectus are to be used in connection with the offering and sale of the Securities, one relating to the International Securities (the "International Form of Prospectus") and the other relating to the U.S. Securities (the "U.S. Form of Prospectus"). The U.S. Form of Prospectus is identical to the International Form of Prospectus, except for the front cover page, a "Certain U.S. Federal Tax Consequences to Non-U.S. Holders" section in the International Form of Prospectus, the "Underwriting" section and the back cover page.

    The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 33-     ) and related
preliminary prospectuses for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the U.S. Form of Prospectus and the International Form of Prospectus constituting parts thereof (including in each case all documents incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement," the "U.S. Prospectus" and the "International Prospectus," respectively, and the U.S. Prospectus and the International Prospectus are hereinafter called, collectively, the "Prospectuses," and, each individually, a "Prospectus," except that if any revised U.S. Prospectus or revised International Prospectus shall be provided to the U.S. Underwriters or the Managers, respectively, by the Company or the Selling Stockholders for use in connection with the offering of the Securities which differs from the form of such prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "U.S. Prospectus," "International Prospectus," "Prospectuses" and "Prospectus" shall refer to such revised prospectuses from and after the time they are first provided to the U.S. Underwriters and the Managers, respectively, for such use.


    The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after the Registration Statement becomes effective and the U.S. Pricing Agreement has been executed and delivered.

    SECTION 1. REPRESENTATIONS AND WARRANTIES.

    (a) The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the date of the U.S. Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

        (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses, at the Representation Date (unless the term "Prospectuses" refers to prospectuses which have been provided to the U.S. Underwriters or the Managers by the Company for use in connection with the offering of the Securities which differ from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective, in which case at the time they are first provided to the U.S. Underwriters or the Managers for such use) and at each of the Closing Time and the Delivery Date referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives, or by any Manager through the Lead Managers, expressly for use in the Registration Statement or Prospectuses.

        (ii) The documents incorporated by reference in the Registration Statement, the Prospectuses, any amendment or supplement thereto or any preliminary prospectus, when they become effective under the 1933 Act or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, will comply in all material respects with the requirements of the 1933 Act or the 1934 Act as applicable and the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable.

        (iii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (iv) The financial statements included in the Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

        (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (vii) Each Significant Subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all or a portion of the capital stock of certain such subsidiaries is pledged as security for certain debt obligations of the Company and its subsidiaries.


        (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to reservations, option agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectuses); the shares of issued and outstanding Common Stock, including the Securities to be purchased by the U.S. Underwriters and the Managers from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable.

        (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the International Purchase Agreement, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not, except with respect to registration rights remaining available to certain individuals under their Common Stock Subscription Agreements with the Company that have not expired or been waived, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree, other than any such conflict, breach or violation that would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Selling Stockholders, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, considered singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the consummation of this Agreement or the International Purchase Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement (or to any of the documents incorporated by reference therein) by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been so filed.

        (xii) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "intellectual property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such intellectual property would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the U.S. Securities hereunder or the International Securities under the International Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations or state or foreign securities laws.

        (xiv) The Company and its subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (xv) The Company and its subsidiaries have good title to all properties owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as do not materially interfere with the use made and proposed to be made of such properties, (ii) as set forth in the Registration Statement (including the Notes to the Financial Statements included therein) or (iii) as could not reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (xvi) There are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options, or warrants to obtain securities of the Company or any of its subsidiaries, who have the right to request the Company to register securities held by them under the 1933 Act, other than (i) holders who have waived such rights or will not have such rights for the 90-day period after the Representation Date and have waived their rights with respect to the inclusion of their securities in the Registration Statement, (ii) the Selling Stockholders who are selling Securities pursuant to this Agreement and the International Purchase Agreement and (iii) certain members of management of the Company who have certain piggyback registration rights with respect to securities of the Company.

        (xvii) Except as disclosed in the Registration Statement, the Company and its subsidiaries are in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, singly or in the aggregate, would not have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended,
    (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl, and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

        (xviii) There is no alleged liability, or to the best knowledge and information of the Company, potential liability, (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or any of its subsidiaries or any violation or alleged violation of any Environmental Law, (x) which alleged or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or (y) which alleged or potential liability, singly or in the aggregate, would have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, except for any alleged or potential liability for which the Company has been indemnified by Kraft, Inc. The Company does not expect that the liabilities for which the Company has been indemnified by Kraft, Inc. (after taking into account such indemnification), will have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

    (b) Each of the Selling Stockholders, severally, represents and warrants to, and agrees with, each U.S. Underwriter as follows:


        (i) The execution and delivery of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any indenture, deed or trust, contract, or other agreement or instrument or any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound.


        (ii) Such Selling Stockholder has and will have at Closing Time referred to in Section 2(c) hereof good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement or the International Purchase Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement; and upon delivery of the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement and payment of the purchase price therefor as herein and therein contemplated, each of the U.S. Underwriters and Managers will receive good and marketable title to its ratable share of the Securities purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.


        (iii) All authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement, and the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement (other than, at the time of the execution hereof or thereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state or foreign securities laws) have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement.


        (iv) During a period of 90 days from the Representation Date, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer to sell, sell, grant any option for the sale of, establish a "put equivalent position" as defined in Rule 16a-1(h) under the 1934 Act with respect to, or otherwise dispose of, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition, other than to the U.S. Underwriters and the Managers pursuant to this Agreement and the International Purchase Agreement.


        (v) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use therein, the Registration Statement and such preliminary prospectus do not, and the Prospectuses and any amendments or supplements thereto will not, as of the applicable effective date or as of the applicable filing date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and


        (vi) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.


    (c) Any certificate signed by any officer of the Company or by the general partner of any Selling Stockholder and delivered, pursuant to this Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Initial U.S. Securities, the U.S. Option Securities, the Initial International Securities or the International Option Securities, to the U.S. Representatives, the Lead Managers, the U.S. Underwriters, the Managers, counsel for the U.S. Underwriters or counsel for the Managers shall be deemed a representation and warranty by the Company or by such Selling Stockholder, as the case may be, to each U.S. Representative, U.S. Underwriter, Lead Manager and Manager as to the matters covered thereby.

    SECTION 2. SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING.

    (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from each of the Selling Stockholders at the price per share set forth in the U.S. Pricing Agreement, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof. If the Company elects to rely upon Rule 430A under the 1933 Act Regulations, Schedule A may be attached to the U.S. Pricing Agreement.

        (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses will be filed before the Registration Statement becomes effective.

        (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the U.S. Representatives and the Selling Stockholders. The initial public offering price per share of the U.S. Securities shall be a fixed price to be determined by agreement between the U.S. Representatives and the Selling Stockholders. The initial public offering price and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. In the event that such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Stockholders and the U.S. Representatives.


        (3) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, hereby grant to the U.S. Underwriters, severally and not jointly, an option to purchase up to an additional 1,200,000 U.S. Option Securities in the aggregate at the same purchase price per share as shall be applicable to the Initial U.S. Securities. The option granted hereby will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the date of the U.S. Pricing Agreement, and may be exercised from time to time, in whole or in part, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Selling Stockholders setting forth the number of U.S. Option Securities held by such Selling Stockholder as to which the several U.S. Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Delivery Date") shall be determined by the U.S. Representatives but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time (as defined in paragraph (b) below). If the option is exercised as to all or any portion of the U.S. Option Securities, the U.S. Option Securities as to which the option is exercised shall be sold by the Selling Stockholders, severally and not jointly, in proportion to the number of Initial U.S. Securities being sold by such Selling Stockholder, and shall be purchased by the U.S. Underwriters, severally and not jointly, in the respective underwriting obligation proportions.


    (b) Payment of the purchase price, and delivery of certificates, for the U.S. Securities shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, or at such other place as shall be agreed upon by the U.S. Representatives and the Selling Stockholders at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after execution of the U.S. Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price, and delivery of certificates, for such U.S. Option Securities shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, or at such other place as shall be agreed upon by the U.S. Representatives and the Selling Stockholders, on the Delivery Date as specified in the notice from the U.S. Representatives to the Selling Stockholders. Payment shall be made to the Selling Stockholders by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of such Selling Stockholder against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. Certificates for the U.S. Securities shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before Closing Time or Delivery Date, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Securities which it has agreed to purchase. Any of Merrill Lynch, Bear, Stearns, CS First Boston and Goldman, Sachs, individually and not as a U.S. Representative, may (but shall not be obligated to) make payment of the purchase price for the U.S. Securities to be purchased by any U.S. Underwriter whose check has not been received by Closing Time or the Delivery Date, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the U.S. Securities shall be made available for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or Delivery Date, as the case may be, at such place as the U.S. Representatives may designate in New York, New York.

    SECTION 3. COVENANTS OF THE COMPANY.

    The Company covenants with each U.S. Underwriter as follows:

        (a) The Company will notify the U.S. Representatives immediately after it becomes aware, and promptly confirm the notice in writing, of (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification and, if any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), any amendment or supplement to the Prospectuses (including any revised prospectuses which the Company proposes for use by the U.S. Underwriters or Managers in connection with the offering of the Securities which differ from the prospectuses on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectuses are required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) or any document incorporated by reference into the Prospectus in order to comply with the 1933 Act or the 1934 Act, will furnish the

    U.S. Representatives with copies of any such amendment, supplement or document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or document or use any such prospectuses to which the U.S. Underwriters or counsel for the U.S. Underwriters shall reasonably object in writing or which is not in compliance with the 1933 Act or the 1933 Act Regulations.

        (c) The Company will deliver to the U.S. Representatives four signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and all documents incorporated by reference therein) and as many conformed copies as the U.S. Representatives may reasonably request, and will also deliver to the U.S. Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits or documents incorporated by reference therein) for each of the U.S. Underwriters.

        (d) The Company will furnish to each U.S. Underwriter, from time to time during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

        (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters, to amend or supplement the U.S. Prospectus or any document incorporated by reference therein in order to make the U.S. Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the U.S. Prospectus or any document incorporated by reference therein in order to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will forthwith amend or supplement the U.S. Prospectus or such document incorporated by reference therein (in form and substance reasonably satisfactory to counsel for the U.S. Underwriters and in compliance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations) so that, as so amended or supplemented, the U.S. Prospectus or such document incorporated by reference therein will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act, 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Company will furnish to the U.S. Underwriters a reasonable number of copies of such amendment or supplement.

        (f) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the U.S. Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction. In each jurisdiction in which the U.S. Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

        (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

        (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the U.S. Pricing Agreement, the Company will prepare, and thereafter the Company will file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended U.S. Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended U.S. Prospectus), containing all information so omitted.

        (i) During a period of 90 days from the Representation Date, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, establish a "put equivalent position" as defined in Rule 16a-1(h) under the 1934 Act with respect to, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (except for Common Stock or options or rights to acquire Common Stock issued (i) pursuant to reservations, option agreements, employee benefit plans or the exercise of convertible securities, in each case as referred to in Section 1(a)(viii) hereof or (ii) to directors or employees of the Company, provided that the Common Stock issued or issuable to such directors or employees under this clause (ii) shall not exceed 500,000 shares in the aggregate), other than offers to sell and sales to the U.S. Underwriters pursuant to this Agreement and offers to sell and sales to the Managers pursuant to the International Purchase Agreement.

    SECTION 4. PAYMENT OF EXPENSES.

    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing, and delivery to the U.S. Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, the U.S. Pricing Agreement, and the Intersyndicate Agreement, (iii) the preparation, issuance and delivery of the certificates for the U.S. Securities to the U.S. Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities to the U.S. Underwriters and their transfer between the U.S. Underwriters and the Managers pursuant to an agreement among the U.S. Underwriters and the Managers, (iv) the fees and disbursements of the Company's counsel and accountants and of the Selling Stockholders' counsel, (v) the qualification of the U.S. Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the U.S. Underwriters of copies of the preliminary prospectuses and of the U.S. Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and (viii) the fee of the National Association of Securities Dealers, Inc.

    If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

    SECTION 5. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS.

    The obligations of the U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following further conditions:

        (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or, with the consent of the U.S. Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first day on which the New York Stock Exchange is regularly open for business following the date hereof, or at such later time and date as may be approved by a majority in interest of the U.S. Underwriters and a majority in interest of the Managers; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the

    U.S. Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the U.S. Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

        (b) At Closing Time the U.S. Representatives shall have received:

           (1) The favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Company and the Selling Stockholders in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:


               (i) The Company is a corporation validly incorporated and existing and in good standing under the laws of the State of Delaware.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

               (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectuses) and the shares of issued and outstanding Common Stock, including the Securities to be purchased by the U.S. Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable.

               (iv) Each of Duraname Corp. and Duracell Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, based solely on an examination of the relevant minute books and stock transfer records, all of the issued and outstanding capital stock of such subsidiaries is owned of record by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all or a portion of the capital stock of such subsidiaries is pledged as security for certain debt obligations of the Company and its subsidiaries.

               (v) This Agreement and the International Purchase Agreement have each been duly authorized, executed and delivered by the Company.

               (vi) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (vii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, the supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the documents incorporated by reference in the Registration Statement or Prospectuses or any amendment or supplement thereto, when they became effective under the 1933 Act or were filed with the Commission under the 1934 Act, complied in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act, or the 1934 Act Regulations, as applicable.

               (viii) The statements contained in the Prospectuses under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Common Stock, constitute accurate summaries thereof in all material respects.

               (ix) No authorization, approval, consent or order of any court or governmental authority or agency is required under United States federal law, New York State law or the General Corporation Law of the State of Delaware in connection with the sale of the Securities to the U.S. Underwriters hereunder or to the Managers under the International Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities law; and the execution and delivery of this Agreement and the International Purchase Agreement, and the consummation of the transactions contemplated herein and therein, do not and will not, except with respect to registration rights remaining available to certain individuals under their Common Stock Subscription Agreements with the Company that have not expired or been waived, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument listed or referred to in Item 10 of the exhibits to the Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended June 30, 1994, nor will such action result in any violation of (A) the provisions of the certificate of incorporation or by-laws of the Company, (B) any applicable federal law of the United States or law of the State of New York, or any administrative regulation thereunder, or any provision of the General Corporation Law of the State of Delaware or
           (C) any administrative or court decree known to such counsel.


               (x) This Agreement, the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement have been duly authorized, executed and delivered by each of the Selling Stockholders.


               (xi) Immediately prior to the sale of the Securities in the manner provided in the U.S. Purchase Agreement and the International Purchase Agreement, each Selling Stockholder was the sole registered owner of the Securities to be sold by it and each Selling Stockholder has full power, right and authority to sell such Securities; upon payment for and delivery of the Securities in the manner provided in the U.S. Purchase Agreement and International Purchase Agreement, assuming that the U.S. Underwriters and Managers have purchased such Securities in good faith and without notice of any adverse claim, the U.S. Underwriters and Managers will acquire all of the rights of each Selling Stockholder in the Securities free of any adverse claim, any lien in favor of the Company and any restriction on transfer imposed by the Company;

           (2) The favorable opinion, dated as of Closing Time, of Gregg A. Dwyer, Senior Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:

               (i) Each of the Company, Duraname Corp. and Duracell Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required; all of the issued and outstanding capital stock of each of Duraname Corp. and Duracell Inc. has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all or a portion of the capital stock of such subsidiaries is pledged as security for certain debt obligations of the Company and its subsidiaries.

               (ii) To the best of his knowledge and information after due inquiry, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than as disclosed therein.

               (iii) To the best of his knowledge and information after due inquiry, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference, except where such default would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.


               (iv) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the U.S. Underwriters hereunder or to the Managers under the International Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, state securities law or foreign laws or regulations; and the execution and delivery of this Agreement and the International Purchase Agreement, and the consummation of the transactions contemplated herein and therein, do not and will not, except with respect to registration rights remaining available to certain individuals under their Common Stock Subscription Agreements with the Company that have not expired or been waived, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of (A) the provisions of the charter or by-laws of the Company or, to the best of his knowledge and information, any Significant Subsidiary, (B) any applicable law or administrative regulation or (C) any administrative or court decree known to such counsel.

           (3) The favorable opinions, dated as of Closing Time, of counsel to N.V. Duracell Belgium S.A., N.V. Duracell Batteries S.A., and Duracell Batteries Ltd. (collectively, the "Foreign Subsidiaries"), which counsel shall be reasonably satisfactory to the U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that each such Foreign Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of organization; and to the best knowledge and information of such Foreign Counsel, all of the issued and outstanding capital stock of each such Foreign Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all or a portion of the capital stock of such subsidiaries is pledged as security for certain debt obligations of the Company and its subsidiaries.

           (4) The favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the U.S. Underwriters, with respect to the matters set forth in clauses (i) and (v) through (viii), inclusive, of subsection
       (b)(1) of this section.

           (5) In giving their opinions required by subsections (b)(1), (2) and
       (4), respectively, of this section, Simpson Thacher & Bartlett, Gregg A. Dwyer and Latham & Watkins shall each additionally state that although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Registration Statement or in the Prospectuses and takes no responsibility therefor, such counsel has participated in discussions and meetings with officers and other representatives of the Company and discussions with the auditors for the Company in connection with the preparation of the Registration Statement and the Prospectuses. Such counsel has not, however, undertaken to determine independently and, therefore, does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses. Nothing has come to such counsel's attention that has caused such counsel to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectuses, at the Closing Time or the Delivery Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements in this Agreement and satisfied all conditions in this Agreement on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

        (d) At the time of the execution of this Agreement, the U.S. Representatives shall have received from Deloitte & Touche a letter dated such date, in form and substance satisfactory to the U.S. Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the
    1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the June 30, 1993 balance sheet included in the Registration Statement or, during the period from June 30, 1993 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or net income of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectuses disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectuses and which are specified by the U.S. Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

        (e) At Closing Time the U.S. Representatives shall have received from Deloitte & Touche a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

        (f) At Closing Time counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the U.S. Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.


        (g) At Closing Time the Representatives shall have received a certificate of the general partner of each of the Selling Stockholders, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.



        (h) In the event the U.S. Underwriters exercise their option provided in
    Section 2 hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company and the Selling Stockholders hereunder shall be true and correct in all material respects as of each Delivery Date, and the U.S. Underwriters shall have received:

           (1) A certificate, dated such Delivery Date, of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true as of such Delivery Date.

           (2) A certificate, dated such Delivery Date, of the general partner for each of the Selling Stockholders, confirming that the certificate delivered at Closing Time pursuant to Section 5(g) hereof remains true as of such Delivery Date.


           (3) The favorable opinions of Simpson Thacher & Bartlett, counsel for the Company and the Selling Stockholders, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Delivery Date, relating to the U.S. Option Securities and otherwise to the same effect as the opinions required by Section 5(b)(1) hereof, revised to reflect the sale of U.S. Option Securities.

           (4) The favorable opinions of Gregg A. Dwyer, Senior Vice President, General Counsel and Secretary of the Company, dated such Delivery Date, to the same effect as the opinions required by Section 5(b)(2) hereof, revised to reflect the sale of U.S. Option Securities.

           (5) The favorable opinions of Latham & Watkins, counsel for the U.S. Underwriters, dated such Delivery Date, to the same effect as the opinions required by Section 5(b)(4) hereof, revised to reflect the sale of U.S. Option Securities.

           (6) A letter from Deloitte & Touche in form and substance satisfactory to the U.S. Underwriters, dated the Delivery Date, substantially the same in scope and substance as the letter furnished to the U.S. Underwriters pursuant to Section 5(e) hereof except that the "specified date" in the letter furnished pursuant to this section shall be a date not more than five days prior to such Delivery Date.

    If any condition specified in this section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

    SECTION 6. INDEMNIFICATION.

    (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the 1933 Act, and each officer and director of each U.S. Underwriter and of any such controlling person to the extent and in the manner set forth in clauses (i), (ii) and (iii) below. In addition, the Selling Stockholders (in proportion that the number of Securities being sold by each Selling Stockholder bears to the total number of Securities) agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, all documents incorporated by reference therein and the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the U.S. Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives, or by any Manager through the Lead Managers, expressly for use in the Registration Statement, any preliminary prospectus or the Prospectuses; and provided further, that each Selling Stockholder agrees to indemnify and hold harmless each U.S. Underwriter as provided above, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectuses.


    (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or any preliminary prospectus or the Prospectuses in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement, such preliminary prospectus or the Prospectuses.

    (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


    (d) The U.S. Underwriters severally confirm, and the Company and each of the Selling Stockholders agree, that the statements with respect to the public offering of the Shares set forth on the cover page of, and in the third, sixth and ninth paragraphs of text under the caption "Underwriting" in, the U.S. Prospectus constitute the only information furnished in writing to the Company by or on behalf of the several U.S. Underwriters through the Representatives expressly for use in the Registration Statement and the U.S. Prospectus.


    (e) Each Selling Stockholder severally confirms, and each of the U.S. Underwriters agrees, that the information (other than the percentage of shares owned) pertaining to each Selling Stockholder under the caption "Principal and Selling Stockholders" in the U.S. Prospectus constitutes the only information furnished in writing to the Company by such Selling Stockholder expressly for use in the Registration Statement and the U.S. Prospectus.

    SECTION 7. CONTRIBUTION.

    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Selling Stockholders and one or more of the U.S. Underwriters, as incurred, in such proportions that the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the U.S. Prospectus bears to the initial public offering price appearing thereon and the Company and the Selling Stockholders, in the proportions that they have agreed to indemnify, shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act, and each officer or director of a U.S. Underwriter and of any such control person, shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

    All representations, warranties and agreements contained in this Agreement and the U.S. Pricing Agreement, or contained in certificates of officers of the Company or certificates of the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

    SECTION 9. TERMINATION OF AGREEMENT.

    (a) The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, Europe or elsewhere, or any new outbreak of hostilities or material escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the U.S. Securities or to enforce contracts for the sale of the U.S. Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, New York, or Connecticut authorities or (iv) if there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls which, in the opinion of the U.S. Representatives, is likely to have a materially adverse effect on the market for the U.S. Securities. As used in this Section 9(a), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Securities.

    (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6.

    SECTION 10. DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS.

    If one or more of the U.S. Underwriters shall fail at Closing Time to purchase the U.S. Securities which it or they are obligated to purchase under this Agreement and the U.S. Pricing Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the U.S. Securities, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters; or

        (b) if the number of Defaulted Securities exceeds 10% of the U.S. Securities, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

    No action taken pursuant to this section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement, the U.S. Representatives, the Company or the Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

    The U.S. Underwriters shall also have the right to amend Schedule A hereto by making such substitutions or corrections as indicated in the U.S. Pricing Agreement.

    SECTION 11. NOTICES.

    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives in care of Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Alison J. Mass, Managing Director, telecopy number
(212) 449-9021, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, attention of Raymond Y. Lin, telecopy number (212) 751-4864; notices to the Company shall be directed to it at Berkshire Industrial Park, Bethel, Connecticut 06801, attention of Gregg A. Dwyer, telecopy number (203) 796-4518, with copies to Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, New York 10019, attention of Scott M. Stuart, telecopy number (212) 750-0003, and Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention of Vincent Pagano, Jr., telecopy number (212) 455-2502; and notices to the Selling Stockholders shall be directed to such Selling Stockholder in care of Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, New York 10019, attention of Scott M. Stuart, telecopy number (212) 750-0003, and Simpson Thacher & Bartlett, 425 Lexington Avenue, New York 10017, attention of Vincent Pagano, Jr., telecopy number (212) 455-2502.


    SECTION 12. PARTIES.

    This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors, and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors, and such controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, corporation or partnership. No purchaser of U.S. Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

    The U.S. Pricing Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in the U.S. Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Selling Stockholders and their respective successors, and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the U.S. Pricing Agreement or any provision therein contained. The U.S. Pricing Agreement and all conditions and provisions thereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Selling Stockholders and their respective successors, and such controlling persons, officers and directors and their heirs and legal respresentatives, and for the benefit of no other person, firm, corporation or partnership. No purchaser of U.S. Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.


    SECTION 13. GOVERNING LAW AND TIME.

    This Agreement and the U.S. Pricing Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflict of laws. Specified times of day refer to New York City time. As used herein, the term "business day" means any day on which the New York Stock Exchange and commercial banks in London are regularly open for business.

    SECTION 14. LIMITATION OF LIABILITY.


    No partner of any Selling Stockholder or any successor partner of any Selling Stockholder (including, without limitation, any general partner or successor general partner thereof) shall have any liability or obligation for the performance of any Selling Stockholder's obligations hereunder, and all liabilities or obligations of any Selling Stockholder arising hereunder shall be limited to and satisfied only out of the property of such Selling Stockholder.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Stockholders in accordance with its terms.


                                          Very truly yours,


                                          DURACELL INTERNATIONAL INC.


                                        By:
                                            ..................................
                                            Title: Chairman and Chief
                                                   Executive Officer


                                        DI ASSOCIATES, L.P.


                                        By: KKR ASSOCIATES, its General Partner

                                        By:
                                            ..................................
                                            General Partner



                                        KKR PARTNERS II, L.P.


                                        By: KKR ASSOCIATES, its General Partner

                                        By:
                                            ..................................
                                            General Partner

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

MERRILL LYNCH & CO.
BEAR, STEARNS & CO. INC.
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:
    ..................................
    Title:

For itself and each of the U.S.
Representatives on behalf of the other
U.S. Underwriters named in the U.S.
Purchase Agreement.

                                   SCHEDULE A

                                                                                      NUMBER
        NAME OF UNDERWRITER                                                       OF SECURITIES
- -------------------------------------------------------------------------------   --------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated........................................................
Merrill Lynch & Co.............................................................
Bear, Stearns & Co. Inc........................................................
CS First Boston Corporation....................................................
Goldman, Sachs & Co............................................................

[Other Underwriters]...........................................................
                                                                                  --------------

Total..........................................................................      [8,000,000]
                                                                                  --------------
                                                                                  --------------

                                   SCHEDULE B

                                                         NUMBER OF INITIAL            NUMBER OF U.S.
                                                          U.S. SECURITIES            OPTION SECURITIES
    NAME                                                    TO BE SOLD                  TO BE SOLD
- ------------------------------------------------------   -----------------           -----------------

DI Associates, L.P....................................

KKR Partners II, L.P..................................

                                                                       EXHIBIT A

                                8,000,000 SHARES


                          DURACELL INTERNATIONAL INC.

                            (A DELAWARE CORPORATION)


                                  COMMON STOCK

                           (PAR VALUE $.01 PER SHARE)


                             U.S. PRICING AGREEMENT
                             ----------------------

                                                                  March   , 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BEAR, STEARNS & CO. INC.
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1305


Ladies and Gentlemen:

    Reference is made to the U.S. Purchase Agreement, dated March   , 1995 (the
"U.S. Purchase Agreement"), relating to the purchase by the several U.S. Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co. of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., CS First Boston Corporation and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives"), of the above shares of Common Stock (the "U.S. Securities") of Duracell International Inc. (the "Company").

    Pursuant to Section 2 of the U.S. Purchase Agreement, the Selling Stockholders agree with each U.S. Underwriter as follows:

        1. The initial public offering price per share for the U.S. Securities,
    determined as provided in said Section 2, shall be $      .

        2. The purchase price per share for the U.S. Securities to be paid by
    the several U.S. Underwriters shall be $      , being an amount equal to the
    initial public offering price set forth above less $   per share.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Selling Stockholders in accordance with its terms.


                                        Very truly yours,

                                        DI ASSOCIATES, L.P.

                                        By: KKR ASSOCIATES, its General Partner

                                        By:
                                            ..................................
                                            General Partner

                                        KKR PARTNERS II, L.P.

                                        By: KKR ASSOCIATES, its General Partner

                                        By:
                                            ..................................
                                            General Partner

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

MERRILL LYNCH & CO.

BEAR, STEARNS & CO. INC.

CS FIRST BOSTON CORPORATION

GOLDMAN, SACHS & CO.

By: ..................................

For itself and each of the U.S.
Representatives on behalf of the other
U.S. Underwriters named in the U.S.
Purchase Agreement.

                                      A-2